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                                                                     EXHIBIT 5.3

                             FADELL - CHENEY - BURT
                                    P.L.L.C.

GARY A. FADELL                                             TUCSON:
CYNTHIA V. CHENEY                                          MARGARET BERGIN
BRIAN R. BURT
SHERLE R. FLAGGMAN                                         OF COUNSEL:
BRUCE C. SMITH                                             BARBARA A. HOERNER
MYRALINN B. SCOFIELD                                       JANICE H. MOORE
GABRIEL V. KORY                                            TRACEY N. FERNANDES
BLAINE GADOW                                               MELODY A. EMMERT

       September 29, 2004
                                                  Direct Line: (602)257-5614
                                                  Email: cynthia@fcbfirm.com
       IASIS Healthcare LLC
       IASIS Capital Corporation
       Biltmore Surgery Center, Inc.
       117 Seaboard Lane, Building E
       Franklin, Tennessee 37067

                  RE: Offer for All Outstanding 8 3/4% Senior Subordinated Notes Due 2014 of IASIS Healthcare LLC and IASIS Capital Corporation in Exchange for 8 3/4% Senior Subordinated Exchange Notes Due 2014 of IASIS Healthcare LLC and IASIS Capital Corporation -- Registration Statement on Form S-4 (File No. 333-17362


       Ladies and Gentlemen:

       We have acted as special Arizona counsel to IASIS Healthcare LLC, a Delaware limited liability company ("IASIS LLC"), and IASIS Capital Corporation, a Delaware corporation ("IASIS Corp")(IASIS LLC and IASIS Corp hereinafter referred to collectively as "IASIS") and Biltmore Surgery Center, Inc., an Arizona corporation and wholly owned subsidiary of IASIS (the "Company"), in connection with the offering of up to $475,000,000.00 aggregate principal amount of 8 3/4% Senior Subordinated Notes Due 2014 of IASIS (the "New Notes") which are to be guaranteed on an unsecured senior subordinated basis pursuant to guarantees (the "Guarantees") by each of the wholly owned subsidiaries of IASIS, as set forth on Schedule I attached hereto (the subsidiary guarantors set forth on Schedule I attached hereto being collectively referred to as the "Guarantors"). The New Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount and denomination of the issued and outstanding
       8 3/4% Senior Subordinated Notes due 2014 of IASIS (the "Old Notes"), as contemplated by the Registration Rights Agreement, dated as of June 22, 2004 (the "Registration Rights Agreement"), by and among IASIS, the Guarantors Signatories thereto and Banc of America Securities LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC. The Old Notes were issued, and the New Notes will be issued, under an Indenture, dated as of June 22, 2004, by and among IASIS, the Guarantors and The Bank of New York Trust Company, N.A., as Trustee (the "Trustee"), as supplemented by a Supplemental Indenture, dated as of June 30, 2004 (such Indenture, as supplemented to date, being hereinafter referred to as the "Indenture").

1601 NORTH SEVENTH STREET, SUITE 400       -    PHOENIX, ARIZONA 85006    -    (602) 254-8900    -   FAX (602) 254-8989
5055 EAST BROADWAY BOULEVARD, SUITE C214   -    TUCSON, ARIZONA 85711     -    (520) 514-6044    -   FAX (520) 844-3002

         IASIS Healthcare LLC
         IASIS Capital Corporation
         Biltmore Surgery Center, Inc.
         September 29, 2004
         Page 2


         This opinion is being furnished in accordance with the requirements of
         Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) an executed copy of the Indenture; (ii) an executed copy of the Guarantee to which the Company is a party ("the Arizona Guarantee"); (iii) a copy of the Articles of Incorporation of the Company, as currently in effect; (iv) a copy of the corporate bylaws of the Company, as currently in effect; (v) and a copy of certain resolutions adopted by the Board of Directors of the Company on Unanimous Written Consent relating to, among other things, the issuance of the Arizona Guarantee, the Indenture, and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the genuniness of all signatures (other than those of the Company and its officers), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. As to any fact material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of IASIS and the Company and their respective officers and other representatives and of public officials.

         In rendering the opinion expressed below, we have assumed, without any independent investigation or verification of any kind, that:

                  (a) each of the Indenture, the Notes, the Arizona Guarantee and the Registration Rights Agreement has been duly authorized, executed and delivered by each party thereto (other than the Company); and

                  (b) each of the Indenture, the Notes, the Arizona Guarantee and the Registration Rights Agreement constitutes the valid and binding obligation of each party thereto (other than the Company), enforceable against such party in accordance with its terms.

         Members of this firm are admitted to the State Bar of Arizona, and we express no opinion as to the laws of any other jurisdiction other than the laws of the State of Arizona. Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth therein, we are of the opinion that:

                  1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Arizona.

                  2. The Company has the corporate power and authority to execute, deliver and perform all of its obligations under the Indenture and the Arizona Guarantee.



1601 NORTH SEVENTH STREET, SUITE 400       -    PHOENIX, ARIZONA 85006    -    (602) 254-8900    -   FAX (602) 254-8989
5055 EAST BROADWAY BOULEVARD, SUITE C214   -    TUCSON, ARIZONA 85711     -    (520) 514-6044    -   FAX (520) 844-3002

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       IASIS Healthcare LLC
       IASIS Capital Corporation
       Biltmore Surgery Center, Inc.
       September 29, 2004
       Page 3

                  3. The execution and delivery of each of the Indenture and the Arizona Guarantee, and the consummation by the Company of the transactions contemplated thereby, have been duly authorized by all requisite corporate action on the part of the Company.

                  4. The execution and delivery by the Company of the Indenture and the Arizona Guarantee and the performance by the Company of its obligations thereunder do not and will not violate, conflict with, or constitute a breach or default under the Articles of Incorporation or the Bylaws of the Company.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under
      Section 7 of the Securities Act or the rules and regulations of the Commission.


                                    Sincerely,


                                    /s/ Cynthia V. Cheney
                                    ------------------------------------
                                    Cynthia V. Cheney
                                    FOR THE FIRM


CVC:cml

Attached: Schedule I







1601 NORTH SEVENTH STREET, SUITE 400       -    PHOENIX, ARIZONA 85006    -    (602) 254-8900    -   FAX (602) 254-8989
5055 EAST BROADWAY BOULEVARD, SUITE C214   -    TUCSON, ARIZONA 85711     -    (520) 514-6044    -   FAX (520) 844-3002



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                                     SCHEDULE I
                                   List of Guarantors

        Arizona Diagnostic & Surgical Center, Inc., a Delaware corporation Baptist Joint Venture Holdings, Inc., a Delaware corporation
        Beaumont Hospital Holdings, Inc., a Delaware corporation
        Biltmore Surgery Center, Inc., an Arizona corporation
        Biltmore Surgery Center Holdings, Inc., a Delaware corporation Brookwood Diagnostic Center of Tampa, Inc., a Delaware corporation CliniCare of Texas, Inc., a Delaware corporation
        CliniCare of Utah, Inc., a Delaware corporation
        Davis Hospital Holdings, Inc., a Delaware corporation
        Davis Surgical Center Holdings, Inc., a Delaware corporation DecisionPoint Services, Inc., a Delaware corporation
        First Choice Physicians Network Holdings, Inc., a Delaware corporation IASIS Finance, Inc., a Delaware corporation
        IASIS Finance Texas Holdings, LLC, a Delaware limited liability company IASIS Healthcare Holdings, Inc., a Delaware corporation
        IASIS Hospital Nurse Staffing Company, a Delaware corporation
        IASIS Management Company, a Delaware corporation
        IASIS Physician Services, Inc., a Delaware corporation
        IASIS Transco, Inc., a Delaware corporation
        Jordan Valley Hospital Holdings, Inc., a Delaware corporation
        MCS/ AZ, Inc., a Delaware corporation
        Memorial Hospital of Tampa, LP, a Delaware limited partnership
        Mesa General Hospital, LP, a Delaware limited partnership
        Metro Ambulatory Surgery Center, Inc., a Delaware corporation
        North Vista Hospital, Inc., a Delaware corporation
        Palms of Pasadena Homecare, Inc., a Delaware corporation
        Palms of Pasadena Hospital, LP, a Delaware limited partnership
        Pioneer Valley Health Plan, Inc., a Delaware corporation
        Pioneer Valley Hospital, Inc., a Delaware corporation
        Rocky Mountain Medical Center, Inc., a Delaware corporation
        Salt Lake Regional Medical Center, Inc., a Delaware corporation Seaboard Development LLC, a Utah limited liability company
        Southridge Plaza Holdings, Inc., a Delaware corporation
        Southwest General Hospital, LP, a Delaware limited partnership
        SSJ St. Petersburg Holdings, Inc., a Delaware corporation
        St. Luke's Behavioral Hospital, LP, a Delaware limited partnership
        St. Luke's Medical Center, LP, a Delaware limited partnership
        Tampa Bay Staffing Solutions, Inc., a Delaware corporation
        Tempe St. Luke's Hospital, LP, a Delaware limited partnership
        Town & Country Hospital, LP a Delaware limited partnership